Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

by and among

Ventas Realty, Limited Partnership,

Ventas Capital Corporation

and each of the Guarantors named herein

and

U.S. Bank National Association

as Trustee

$200,000,000

6 1/2% Senior Notes due 2016

Dated as of April 13, 2009

Supplement to Indenture dated as of September 19, 2006 (Senior Debt Securities)

TABLE OF CONTENTS

		Page
ARTICLE I

CREATION OF THE SECURITIES

Section 1.01	Designation of the Series; Securities Guarantees	2
Section 1.02	Form of Notes	2
Section 1.03	No Limit on Amount of Notes	2
Section 1.04	Ranking	2
Section 1.05	Certificate of Authentication	3
Section 1.06	No Sinking Fund	3
Section 1.07	No Additional Amounts	3
Section 1.08	Definitions	3

ARTICLE II

REDEMPTION AND REPAYMENT

Section 2.01	Amendment to Article 3	16

ARTICLE III

COVENANTS
Section 3.01	Amendments to Article 4	19

ARTICLE IV

SUCCESSORS
Section 4.01	Amendments to Section 5.01	34

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01	Amendments to Section 6.01	35
Section 5.02	Construction of Sections 6.04 and 6.07	35

ARTICLE VI

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 6.01	Applicability of Defeasance Provisions	35
Section 6.02	Determinations Under Section 8.03	35
Section 6.03	Determination Under Section 8.07	35

ARTICLE VII

GUARANTEES

Section 7.01	Applicability of and Determinations Under Guarantee Provisions	35
Section 7.02	Amendment to Article 10	36

ARTICLE VIII

MISCELLANEOUS

Section 8.01	Determination Under Section 13.10	37
Section 8.02	Application of Supplemental Indenture; Ratification	37
Section 8.03	Benefits of Supplemental Indenture	37
Section 8.04	Effective Date	38
Section 8.05	Governing Law	38
Section 8.06	Counterparts	38

SCHEDULE I	Real Estate Revenues
SCHEDULE II	Guarantors

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
EXHIBIT C	Form of Notation of Securities Guarantee

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of April 13, 2009 (the “Second Supplemental Indenture”), is by and among Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Partnership”), Ventas Capital Corporation, a Delaware corporation (“Ventas Capital”), the Guarantors (defined below) and U.S. Bank National Association, as trustee (the “Trustee”), having a Corporate Trust Office at 425 Walnut ML CN WN 06 CT, Cincinnati, Ohio 45202, as Trustee under the Indenture (defined below).

WHEREAS, Ventas, Inc., a Delaware corporation, the Partnership, Ventas Capital, the Guarantors and the Trustee are parties to that certain indenture dated as of September 19, 2006 (the “Base Indenture” and, as amended and supplemented from time to time, the “Indenture”), providing for the issuance by Ventas, Inc. or by the Partnership and Ventas Capital together from time to time of their respective senior debt securities (the “Securities”);

WHEREAS, Sections 2.02 and 9.01 of the Base Indenture provide, among other things, that Ventas, Inc., the Partnership, Ventas Capital, the Guarantors and the Trustee may, without the consent of the Holders of the Securities, enter into one or more indentures supplemental to the Base Indenture to establish the form or terms of Securities of any series or to change or eliminate any of the provisions of the Base Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions;

WHEREAS, the Partnership and Ventas Capital, acting in their capacity as issuers under the Base Indenture (together with their respective successors, the “Issuers”), desire to issue a series of their Securities under the Base Indenture, and have duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture to modify the Base Indenture and to provide certain additional provisions in respect of such Securities as hereinafter described;

WHEREAS, the Issuers desire to issue such Securities with the benefit of guarantees provided by Ventas, Inc. and the other Guarantors on the terms set forth in the Base Indenture, as supplemented by this Supplemental Indenture;

WHEREAS, the Issuers, Ventas, Inc., the other Guarantors and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such Securities and guarantees and providing for the rights, obligations and duties of the Trustee with respect to such Securities;

WHEREAS, concurrently with the execution hereof, the Issuers have delivered to the Trustee an Officers’ Certificate and have caused their counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an Opinion of Counsel satisfying the requirements of Section 2.03 of the Base Indenture; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery hereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and agreements herein contained, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such Securities, as follows:

ARTICLE I

CREATION OF THE SECURITIES

Designation of the Series; Securities Guarantees.

(a) The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes (as defined below), which shall not apply to any other Securities that have been or may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to the terms hereof and Sections 2.01 and 2.02 of the Base Indenture, the Issuers hereby create a series of Securities designated as the “6 1/2% Senior Notes due 2016” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Base Indenture. Except as otherwise provided in the Base Indenture, the Notes shall form their own series for voting purposes, and shall not be part of the same class or series as any other Securities issued by the Issuers or by Ventas, Inc.

(b) Each of the Notes will be guaranteed by the Guarantors in accordance with Article 10 of the Base Indenture and Article VII of this Supplemental Indenture.

Form of Notes. The Notes will be issued in definitive form and the definitive form of the Notes shall be one or more Global Securities substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made a part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note or in the Base Indenture, as supplemented by this Supplemental Indenture. The stated maturity of the principal of the Notes shall be June 1, 2016.

No Limit on Amount of Notes. The Trustee shall authenticate and deliver on April 13, 2009, Notes for original issue in an aggregate principal amount of up to $200,000,000. Notwithstanding the foregoing, the aggregate principal amount of the Notes shall be unlimited; provided that the terms of all Notes issued under this Supplemental Indenture (other than the date of issuance) shall be the same. The Issuers may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, execute and deliver the Notes to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon an Authentication Order and delivery of an Officers’ Certificate and Opinion of Counsel as contemplated by Section 2.03 of the Base Indenture, without further action by the Issuers.

Ranking. The Notes will be the Issuers’ unsecured and unsubordinated obligations and rank equal in right of payment with all of the Issuers’ existing and future unsecured and unsubordinated indebtedness.

Certificate of Authentication. The Trustee’s certificate of authentication to be included on the Notes shall be substantially as provided in the form of Note attached hereto as Exhibit A.

No Sinking Fund. No sinking fund will be provided with respect to the Notes (notwithstanding any provisions of the Base Indenture with respect to sinking fund obligations).

No Additional Amounts. No Additional Amounts will be payable with respect to the Notes (notwithstanding any provisions of the Base Indenture with respect to Additional Amount obligations).

Definitions.

(c) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Base Indenture.

(d) Solely for purposes of this Supplemental Indenture and the Notes, the following definitions in Section 1.01 of the Base Indenture are hereby amended in their entirety to read as follows:

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close.

“Default” means, with respect to the Indenture and the Notes, any event that is, or with the passage of time or giving of notice would be, an Event of Default.

“Disqualified Stock” means, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (other than pursuant to a change of control provision not materially more favorable to the holder thereof than as set forth in Section 4.15 hereof), (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the stated maturity of the Notes.

“Interest Payment Date” has the meaning set forth in the Indenture and the Notes.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Significant Subsidiary” means each Restricted Subsidiary that is a significant subsidiary, if any, of Ventas, Inc. as defined in Regulation S-X under the Securities Act.

“Unrestricted Subsidiary” means any Subsidiary of Ventas, Inc. or any successor to any of them, other than the Partnership and Ventas Capital, that is designated by the Board of Directors of Ventas, Inc. as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1) has no Debt other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with Ventas, Inc. or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Ventas, Inc. or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Ventas, Inc.;

(3) is a Person with respect to which neither Ventas, Inc. nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of Ventas, Inc. or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of Ventas, Inc. or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Ventas, Inc. or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of Ventas, Inc. as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.09 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Ventas, Inc. as of such date and, if such Debt is not permitted to be incurred as of such date by Section 4.11 hereof Ventas, Inc. will be in default of such Section.

(e) Solely for purposes of this Supplemental Indenture and the Notes, the following terms shall have the indicated meanings:

“Acquired Debt” means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Adjusted Book Value” means, as of any date (a) with respect to any (i) Real Estate Asset that was owned as of April 17, 2002 and continued to be owned as of such date of determination by Ventas, Inc. or any of its Restricted Subsidiaries and (ii) Reacquired Qualified CMBS Real Estate Assets, in each case, (1) the Real Estate Revenues specified for such Real Estate Asset on Schedule I attached to the Second Supplemental Indenture, divided by 0.0925, plus (2) any annualized incremental rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with the Kindred Reset Right of the Partnership with respect to such Real Estate Asset (whether by agreement or exercise of such right or otherwise), divided by 0.0925, (b) with respect to any Real Estate Assets acquired after April 17, 2002 that are owned by Ventas, Inc. or any of its Restricted Subsidiaries as of such date of determination (other than Reacquired Qualified CMBS Real Estate Assets), the cost (original cost plus capital improvements, before depreciation and amortization) of such Real Estate Asset and (c) with respect to all other assets as of any date of determination, the book value of such asset as of such date, in each case on a consolidated basis determined in accordance with GAAP. For the purpose of clause (2) of this definition, “annualized incremental rental revenue” in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with the Kindred Reset Right (whether by agreement or exercise of such right or otherwise) over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365.

“Annual Debt Service” as of any date means the amount which was expensed in the four consecutive fiscal quarters ending on the most recent Measurement Date for interest on Debt of Ventas, Inc. and its Restricted Subsidiaries excluding (1) amortization of debt discount and deferred financing cost, (2) all gains and losses associated with the unwinding or break-funding of interest rate swap agreements, (3) the impact of that certain interest rate cap agreement between the Partnership and Bank of America, N.A., dated December 11, 2001, (4) the write-off of unamortized deferred financing fees, (5) prepayment fees, premiums and penalties and (6) non-cash swap ineffectiveness charges.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition by Ventas, Inc. or any of its Restricted Subsidiaries of any assets, other than leases of Real Estates Assets and sales of products and services, in each case, in the ordinary course of business consistent with past practices; provided, however that the sale, conveyance or other disposition of all or substantially all of the assets of Ventas, Inc. or any of its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Article 5 and not by Section 4.13; and

(2) the issuance of Equity Interests by any of Ventas, Inc.’s Restricted Subsidiaries or the sale of Equity Interests in any of Ventas, Inc.’s Restricted Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2) a transfer of assets between or among Ventas, Inc. or any of its Restricted Subsidiaries (other than any Permitted Joint Ventures);

(3) an issuance of Equity Interests by a Restricted Subsidiary to Ventas, Inc. or to another Restricted Subsidiary;

(4) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that is permitted by Section 4.09 hereof or any Permitted Investment;

(7) any Asset Swap;

(8) any issuance of Equity Interests (other than Disqualified Stock) by the Partnership in order to acquire assets that are used or useful in a Permitted Business; and

(9) any sale, transfer, conveyance or other disposition of assets of the type specified in the definition of “Qualified CMBS Transaction” to an Unrestricted Subsidiary for the Fair Market Value thereof, including cash received at the time of such sale, transfer, conveyance or disposition in an amount at least equal to 65% of the Adjusted Book Value thereof as determined in accordance with GAAP.

“Asset Swap” means an exchange by Ventas, Inc. or any of its Restricted Subsidiaries of property or assets for property or assets of another Person; provided, however, that (i) Ventas, Inc. or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the Fair Market Value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of Ventas, Inc.’s or such Restricted Subsidiaries’ Board of Directors set forth in an Officers’ Certificate delivered to the Trustee), and (ii) at least 75% of the consideration for such exchange constitutes assets or other property of a kind usable by Ventas, Inc. or any of its Restricted Subsidiaries in a Permitted Business; provided, however that any consideration not constituting assets or property of a kind usable by Ventas, Inc. or any of its Restricted Subsidiaries in a Permitted Business received by Ventas, Inc. or any of its Restricted Subsidiaries in connection with any exchange permitted to be consummated pursuant to Section 4.13 hereof shall constitute Net Proceeds subject to the provisions of Section 4.13 hereof.

“Cash Equivalents” means demand deposits, certificates of deposit or repurchase agreements with banks or financial institutions, marketable obligations of the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, “P-2” or better by Moody’s or “A-2” or better by S&P and repurchase obligations with a term of not more than 10 days for underlying securities supported by the full faith and credit of the United States of America, and money market funds substantially all of whose investments constitute Cash Equivalents.

“Change of Control” means (i) such time as any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Ventas, Inc. on a fully diluted basis; provided, however, that a person shall not be deemed to be the beneficial owner of securities subject to a merger, stock purchase, subscription or other agreement, if the acquisition of such securities is subject to conditions outside of such person’s control, until such acquisition actually occurs; (ii) the first day on which the Partnership ceases to be a Restricted Subsidiary of Ventas, Inc. or (iii) the first day on which the Partnership fails to own 100% of the issued and outstanding Equity Interests of Ventas Capital.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of Ventas, Inc. and its Restricted Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) total interest expense of Ventas, Inc. and its Restricted Subsidiaries for such period, including interest or distributions on Debt of Ventas, Inc. and its Restricted Subsidiaries, (2) provision for taxes based on income or profits or the Tax Amount of Ventas, Inc. and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Income Available for Debt Service, (3) amortization of debt discount and deferred financing costs, (4) provisions for gains and losses on properties, (5) depreciation and amortization (excluding amortization of prepaid cash expenses that were paid in a prior period), (6) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (7) amortization of deferred charges, and (8) the aggregate amount of all non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), determined on a consolidated basis, to the extent such items increased or decreased Earnings from Operations for such period.

“Consolidated Net Tangible Assets” means, as of any date, all tangible assets of Ventas, Inc. and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP and classified as such on the consolidated balance sheet of Ventas, Inc. and its Restricted Subsidiaries.

“Credit Agreement” means that certain Third Amended and Restated Credit, Security and Guaranty Agreement, dated as of September 8, 2004, by and among the Partnership, Ventas, Inc., Bank of America, N.A., as Administrative Agent and Issuing Bank, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as Co-Syndication Agents, and Calyon New York Branch, JP Morgan Chase Bank and Citicorp North America, Inc., as Co-Documentation Agents, and the lenders party thereto providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, increased, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Earnings from Operations” for any period means the consolidated net income of Ventas, Inc. and its Restricted Subsidiaries without reduction for any minority interests, excluding gains and losses on sales of investments, extraordinary items (including, in any event, losses on extinguishment of debt), distributions on equity securities, property valuation losses, and the net income of any Person, other than a Restricted Subsidiary of Ventas, Inc. (except to the extent of cash dividends or distributions paid to Ventas, Inc. or any Restricted Subsidiary) as reflected in the financial statements of Ventas, Inc. and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP, and excluding the cumulative effect of changes in accounting principles.

“Equity Offering” means any underwritten public offering of Capital Stock of Ventas, Inc. (other than the Equity Offering that closed on the date of this Second Supplemental Indenture), the proceeds of which, in an amount equal to or exceeding the amount of any Equity Claw-back Redemption, are contributed to the Partnership as a capital contribution.

“Excluded Joint Venture” means any Permitted Joint Venture created or acquired after April 17, 2002; provided, however, that the only Investments made by Ventas, Inc. and its Restricted Subsidiaries in such Permitted Joint Venture are made pursuant to clause (10) or (11) of the definition of Permitted Investments or are Restricted Payments permitted by Section 4.09 hereof.

“Existing Debt” means Debt of Ventas, Inc. and its Restricted Subsidiaries (other than Debt under the Credit Agreement) in existence on December 9, 2005, until such amounts are repaid.

“Funds from Operations” for any period means Earnings from Operations for such period plus amounts that have been deducted, and minus amounts that have been added, for the following (without duplication): (1) provision for taxes of Ventas, Inc. and its Restricted Subsidiaries based on income, (2) amortization of debt discount and deferred financing costs, (3) provisions for gains and losses on properties and property depreciation and amortization, (4) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (5) amortization of deferred charges, (6) gains (and losses) associated with the termination, in whole or in part, of any interest rate swap agreement, (7) the write-off of unamortized deferred financing fees and (8) prepayment fees, premiums and penalties.

“Guarantors” means each of:

(1) Ventas, Inc.; and

(2) any other Restricted Subsidiary of Ventas, Inc. (other than an Excluded Joint Venture) that executes a Securities Guarantee of the Notes in accordance with the provisions of the Indenture;

and their respective successors and assigns; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee of the Notes is released in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Ventas, Inc. or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Ventas, Inc. or such Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Ventas, Inc., Ventas, Inc. or such Restricted Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed. The acquisition by Ventas, Inc. or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Ventas, Inc. or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person. “Investments” shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

“Issuers” has the meaning stated in the third recital of the Second Supplemental Indenture.

“Issue Date” means April 13, 2009.

“Kindred Reset Right” means, with respect to any Real Estate Asset, the one-time right of the Partnership to reset the rents with respect to such Real Estate Asset under any of the four amended and restated master lease agreements dated April 20, 2001 between the Partnership and Kindred Healthcare, Inc., as amended from time to time, exercisable by notice given on or after January 20, 2006 and on or before July 19, 2007, to a then fair market rental rate.

“Make-Whole Amount” means, in connection with any optional redemption of the Notes, the excess, if any, of:

(1) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date a notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or payment had not been made, over

(2) the aggregate principal amount of the Notes being redeemed or paid.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Ventas, Inc. or any of its Restricted Subsidiaries in respect of any Asset Sale or Qualified CMBS Transaction (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Qualified CMBS Transaction), net of the (i) amount required to be distributed to the stockholders by Ventas, Inc. as a result of such Asset Sale or Qualified CMBS Transaction in order to maintain its status as REIT under the Code and (ii) direct costs relating to such Asset Sale or Qualified CMBS Transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Qualified CMBS Transaction, taxes paid or payable as a result of the Asset Sale or Qualified CMBS Transaction and, without duplication, all distributions to equity holders in respect of taxes, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Debt, other than Debt under a Credit Facility and Debt that is pari passu with the Notes containing provisions similar to those set forth in the Second Supplemental Indenture, and appropriate amounts to be provided by Ventas, Inc. or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale or Qualified CMBS Transaction and retained by Ventas, Inc. or any Restricted Subsidiary, as the case may be, after such Asset Sale or Qualified CMBS Transaction, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Qualified CMBS Transaction; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Proceeds.

“Notes” has the meaning stated in Section 1.01 of the Second Supplemental Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Permitted Business” means any business activity (including Permitted Mortgage Investments) related to properties constituting or used as skilled nursing home centers, hospitals, personal healthcare facilities, assisted living facilities, independent living facilities, medical office buildings, continuum of care facilities, life care facilities, sheltered care facilities, seniors housing, senior living facilities or other properties customarily constituting assets of a REIT, plus any other business in which Ventas, Inc. and its Restricted Subsidiaries were engaged on December 9, 2005 and such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

“Permitted Debt” means:

(1) Permitted Refinancing Debt;

(2) Debt under Credit Facilities in an aggregate principal amount (including all Permitted Refinancing Debt incurred with respect thereto) not to exceed at any one time outstanding an amount equal to $450.0 million less the aggregate amount of Net Proceeds of Asset Sales that have been applied since December 9, 2005 to repay Debt under Credit Facilities or Permitted Refinancing Debt incurred with respect thereto pursuant to Section 4.13(b)(1) hereof. Debt outstanding under Credit Facilities on December 9, 2005 will be deemed to have been incurred pursuant to this clause (2); and

(3) other Debt in an aggregate principal amount not to exceed $100.0 million at any time outstanding.

“Permitted Investments” means:

(1) any Investment in Ventas, Inc. or any of its Restricted Subsidiaries;

(2) any Investment in Permitted Mortgage Investments in the ordinary course of business or in Cash Equivalents;

(3) any Investment by Ventas, Inc. or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a) such Person becomes a Subsidiary of Ventas, Inc. or such Restricted Subsidiary and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Ventas, Inc. or any of its Restricted Subsidiaries that is a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13 hereof;

(5) any acquisition of assets to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Ventas, Inc. or the Partnership;

(6) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) Hedging Obligations;

(8) intercompany Debt and Guarantees, in either case, to the extent permitted by Section 4.11 hereof;

(9) any Investment by Ventas, Inc. or any of its Restricted Subsidiaries acquired as a result of a transfer of assets to an Unrestricted Subsidiary in connection with a Qualified CMBS Transaction permitted by clause (9) of the definition of “Asset Sale”;

(10) any Investment in Permitted Joint Ventures when taken together with all other Investments made pursuant to this clause (10) since December 9, 2005 does not exceed the greater of (i) $100.0 million or (ii) 10% of Ventas, Inc.’s Consolidated Net Tangible Assets; and

(11) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since December 9, 2005 does not exceed $200.0 million.

“Permitted Joint Venture” means any entity owned 50% or more by Ventas, Inc. and/or any of its Restricted Subsidiaries, if such entity (a) is engaged in a Permitted Business, (b) is designated as a Restricted Subsidiary (if more than 50% owned) and (c) Ventas has the right to appoint at least half of the Board of Directors or similar governing body of such entity.

“Permitted Mortgage Investment” means any investment in a secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, personal healthcare facility, assisted living facility, independent living facility, medical office building, continuum of care facility, life care facility, sheltered care facility, seniors housing, senior living facility or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or seniors housing property.

“Permitted Refinancing Debt” means any Debt of Ventas, Inc. or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of Ventas, Inc. or any of its Restricted Subsidiaries (other than intercompany Debt); provided, however, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable)

of the Debt extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Debt and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Debt is incurred either by Ventas, Inc. or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

“Reacquired Qualified CMBS Real Estate Assets” means, as of any date of determination, Real Estate Assets that were owned by Ventas, Inc. or any of its Subsidiaries on or prior to April 17, 2002 and that are (i) reacquired by Ventas, Inc. or any of its Restricted Subsidiaries from an Unrestricted Subsidiary in connection with an unwinding of a Qualified CMBS Transaction and (ii) owned by Ventas, Inc. or any Restricted Subsidiary as of such date of determination.

“Real Estate Revenues” means, with respect to (i) any Real Estate Asset owned as of April 17, 2002 and which continues to be owned as of the relevant date of determination by Ventas, Inc. or any of its Restricted Subsidiaries and (ii) Reacquired Qualified CMBS Real Estate Assets, in each case, the rental revenues generated by such Real Estate Asset during the quarter ending September 30, 2005, annualized by multiplying such revenues by four, all as set forth on Schedule I attached hereto.

“Reinvestment Rate” means 0.50% plus the arithmetic mean of the yields under the respective heading Week Ending published in the most recent Statistical Release under Treasury Constant Maturities for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Replacement Assets” means properties or assets (other than current assets) that are used or useful in a Permitted Business.

“Restricted Investment” means an Investment other than a Permitted Investment.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Second Supplemental Indenture” has the meaning stated in the preamble to the Second Supplemental Indenture.

“Secured Debt” means, for any Person, Debt secured by a mortgage, lien, charge, pledge or security interest or other encumbrance on the property of such Person or any of its Restricted Subsidiaries.

“Statistical Release” means that statistical release designated H.15(519) or any successor publication that is published weekly by the Federal Reserve System and that establishes annual yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index the Issuers designate.

“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guarantee thereof.

“Tax Amount” means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such Period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person’s reorganization as or change in the status to a corporation.

“Taxable Income” means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes; provided, however that (i) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (ii) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (iii) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or member of such Person.

“10% Stockholder” means any Person who beneficially owns 10% or more of the total voting power of the Voting Stock of Ventas, Inc.

“Total Assets” means, for any Person as of any date, the sum of (a) in the case of each of (i) Real Estate Assets that were owned as of April 17, 2002 and that continue to be owned as of such date of determination and (ii) Reacquired Qualified CMBS Real Estate Assets, (1) the Real Estate Revenues specified for such Real Estate Assets on Schedule I attached to the Second Supplemental Indenture, divided by 0.0925, plus (2) any annualized incremental rental revenue generated by such Real Estate Assets as a result of, arising out of or in connection with the Kindred Reset Right of the Partnership with respect to such Real Estate Assets (whether by agreement or exercise of such right or otherwise), divided by 0.0925, (b) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after April 17, 2002 that are owned by Ventas, Inc. or any Restricted Subsidiaries as of such date of determination (other than Reacquired Qualified CMBS Real Estate Assets) and (c) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP. For the purpose of clause (2) of this definition, “annualized incremental rental revenue” in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with the Kindred Reset Right (whether by agreement or exercise of such right or otherwise) over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365.

“Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Debt, on a consolidated basis determined in accordance with GAAP.

“Unsecured Debt” means, for any Person, any Debt of such Person or its Restricted Subsidiaries which is not Secured Debt.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Debt.

Solely for purposes of this Supplemental Indenture and the Notes, the terms in the following table shall have the meanings in the respective Section of the Indenture in which they appear:

Term	Defined in Section
“Adjusted Total Assets”	4.11
“Affiliate Transaction”	4.14
“Asset Sale Offer”	3.11
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Equity Claw-back Redemption”	3.09
“Excess Proceeds”	4.13
“Investment Grade Rating”	4.20

“Measurement Date”	4.11
“Offer Amount”	3.11
“Offer Period”	3.11
“Purchase Date”	3.11
“Qualified CMBS Transaction Offer”	3.11
“Restricted Payments”	4.09

ARTICLE II

REDEMPTION AND REPAYMENT

Amendment to Article 3. Pursuant to Sections 2.02(7) and 2.02(8) of the Base Indenture, Article 3 of the Base Indenture is hereby amended with respect to the Notes by adding to the end the following new Sections 3.09 through 3.11, in each case to read as follows:

“Section 3.09. Optional Redemption.

(a) The Issuers may redeem the Notes at any time prior to June 1, 2011, in whole or from time to time in part, at a redemption price equal to the sum of (1) the principal amount of the Notes being redeemed, (2) accrued and unpaid interest thereon to the redemption date and (3) the Make-Whole Amount, if any (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Issuers may also redeem the Notes at any time on or after June 1, 2011, in whole or from time to time in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on June 1 of each of the years indicated below:

Year	Percentage
2011	103.250%
2012	102.167%
2013	101.083%
2014 and thereafter	100.000%

(b) Notwithstanding the provisions of clause (a) of this Section 3.09, at any time prior to June 1, 2009, the Issuers may redeem, on any one or more occasions (each, an “Equity Claw-back Redemption”), with all or a portion of the net cash proceeds of one or more Equity Offerings (within 60 days of the consummation of any such Equity Offering), up to 35% of the aggregate principal amount of the Notes originally issued under the Second Supplemental Indenture at a redemption price (expressed as a percentage of the aggregate principal amount of Notes so redeemed) equal to 106.500%, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued under the Second Supplemental Indenture must remain outstanding immediately after the occurrence of each such redemption.

(c) Any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

Section 3.10. Mandatory Redemption. The Issuers are not required to make mandatory redemption payments with respect to the Notes.

Section 3.11. Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.13, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer” or “Qualified CMBS Transaction Offer,” as the case may be), they will follow the procedures specified below.

The Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, shall be made to all Holders and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in Section 4.13 of the Indenture (including, without limitation, the holders of notes outstanding under the Issuers’ existing indentures) with respect to offers to purchase or redeem with the proceeds of sales of assets or in connection with securitizations. The Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Debt (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Debt tendered in response to the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be. Payment for any Notes so purchased will be made in the same manner as interest payments are made. If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer or the Qualified CMBS Transaction Offer, as the case may be.

Upon the commencement of an Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.

The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be. The notice, which will govern the terms of the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, will state:

(1) that the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, is being made pursuant to this Section 3.11 and Section 4.13 of the Indenture and the length of time such offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Debt surrendered by Holders exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Debt surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by bookentry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.11. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, on the Purchase Date.

Other than as specifically provided in this Section 3.11, any purchase pursuant to this Section 3.11 shall be made pursuant to the provisions of Sections 3.03, 3.06 and 3.07 of the Indenture.”

ARTICLE III

COVENANTS

Amendments to Article 4.

(a) Pursuant to Section 2.02(23) of the Base Indenture, Section 4.03 of the Base Indenture is hereby amended with respect to the Notes by deleting the text thereof in its entirety and inserting in its place the following:

“Whether or not required by the Commission, so long as any Notes are outstanding, Ventas, Inc. shall furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Ventas, Inc. were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Ventas, Inc.’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Ventas, Inc. were required to file such reports.

For so long as any Notes remain outstanding, Ventas, Inc. shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The availability of the foregoing materials on the Commission’s website or on Ventas, Inc.’s website shall be deemed to satisfy the foregoing delivery obligations.

Whether or not required by the Commission, Ventas, Inc. shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

If Ventas, Inc. has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Ventas, Inc., as applicable, and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Ventas, Inc.”

(b) Pursuant to Sections 2.02(8), 2.02(13) and 2.02(14) of the Base Indenture, Article 4 of the Base Indenture is hereby amended with respect to the Notes by adding to the end the following new Sections 4.07 through 4.20, in each case to read as follows:

“Section 4.07. Taxes. Ventas, Inc. will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.08. Stay, Extension and Usury Laws. The Issuers and each of the Guarantors covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.09. Restricted Payments.

(a) Ventas, Inc. shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Ventas, Inc.’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Ventas, Inc. or any of its Restricted Subsidiaries) or to the direct or indirect holders of Ventas, Inc.’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of Ventas, Inc. or (B) to Ventas, Inc. or any of its Restricted Subsidiaries);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Partnership) any Equity Interests of (A) the Partnership or any direct or indirect parent of the Partnership or (B) any Restricted Subsidiary, including a Permitted Joint Venture (in either case other than Equity Interests owned by Ventas, Inc. or any of its Restricted Subsidiaries);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the stated maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) of this Section 4.09(a) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default shall have occurred and be continuing under the Indenture;

(2) Ventas, Inc. and its Restricted Subsidiaries could incur at least $1.00 of Debt (other than Permitted Debt) under the terms of the Indenture; and

(3) the aggregate sum of all Restricted Payments made after December 9, 2005, excluding Restricted Payments made pursuant to Section 4.09(b) shall not exceed the sum of:

(A) 95% of Ventas, Inc.’s and its Restricted Subsidiaries’ aggregate cumulative Funds from Operations accrued on a cumulative basis from April 1, 2002;

(B) the aggregate proceeds or values received after April 17, 2002 from the issuance or sale of Ventas, Inc.’s or the Partnership’s Equity Interests (other than Disqualified Stock and Equity Interests sold to a Subsidiary of Ventas, Inc.), net of underwriting discounts, commissions, legal fees and similar offering expenses;

(C) any dividends or other distributions received by Ventas, Inc. or any of its Restricted Subsidiaries after April 17, 2002 from an Unrestricted Subsidiary of Ventas, Inc., to the extent that such dividends were not otherwise included in Earnings From Operations of Ventas, Inc. for such period; and

(D) to the extent that any Unrestricted Subsidiary of Ventas, Inc. is or was redesignated as a Restricted Subsidiary after April 17, 2002, the lesser of (i) the Fair Market Value of Ventas,

Inc.’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

(b) Notwithstanding the foregoing, the limitations on Restricted Payments described in Section 4.09(a) shall not apply to the following:

(1) any distribution or other action which is necessary to maintain Ventas Inc.’s status as a REIT under the Code, if the aggregate principal amount of outstanding Debt of Ventas, Inc. and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is less than 60% of Adjusted Total Assets;

(2) any distribution payable in Ventas, Inc.’s Equity Interests (other than Disqualified Stock);

(3) so long as the Partnership is a partnership and no Default or Event of Default has occurred and is continuing under the Indenture, distributions to partners of the Partnership in an amount, with respect to any period after April 1, 2002, not to exceed the Tax Amount for such period;

(4) the redemption, repurchase or other acquisition or retirement of any Equity Interests in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, Capital Stock to any Person (other than to a Subsidiary of Ventas, Inc.); provided, however, that such net cash proceeds are excluded from Section 4.09(a)(3)(B);

(5) any redemption, repurchase or other acquisition or retirement of Subordinated Debt in exchange for, or out of the net cash proceeds of (a) a substantially concurrent issue and sale of, Capital Stock to any Person (other than to a Restricted Subsidiary of Ventas, Inc.); provided, however, that any such net cash proceeds are excluded from Section 4.09(a)(3)(B) and are not used under Section 4.09(b)(4) or (b) Permitted Refinancing Debt;

(6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(7) pro rata dividends and other distributions on the Capital Stock of any Restricted Subsidiary by such Restricted Subsidiary to a Person other than Ventas, Inc. or any of its Restricted Subsidiaries;

(8) the redemption, repurchase or other acquisition or retirement of any Capital Stock of Ventas, Inc. or any Restricted Subsidiary from any director, officer or employee of Ventas, Inc. or any Restricted Subsidiary, or from such person’s estate, (a) pursuant to any agreement with such director, officer or employee or (b) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (8) not to exceed $1.5 million in any twelve-month period;

(9) the forgiveness of loans to current or former officers or directors of Ventas, Inc. in an aggregate principal amount since December 9, 2005 of up to $10.0 million; and

(10) other Restricted Payments in an aggregate amount not to exceed $100.0 million since December 9, 2005.

(c) Ventas, Inc. and its Restricted Subsidiaries shall not be prohibited from making the payment of any distribution within 60 days of the declaration thereof if at the date of declaration such payment would have complied with Section 4.09(b).

(d) Ventas, Inc. and its Restricted Subsidiaries shall deliver to the Trustee, within the time period for filing its quarterly report on Form 10-Q as set forth in Section 4.03 hereof, an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

4.10. Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) Ventas, Inc. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than the Partnership or any Excluded Joint Venture) to:

(1) pay dividends or make any other distributions on their Capital Stock to Ventas, Inc. or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, their profits, or pay any indebtedness owed to Ventas, Inc. or any of its Restricted Subsidiaries;

(2) make loans or advances to Ventas, Inc. or any of its Restricted Subsidiaries; or

(3) transfer any of their properties or assets to Ventas, Inc. or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.10(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Debt and Credit Facilities as in effect on December 9, 2005 and any amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, however, that the amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on December 9, 2005;

(2) the Indenture, the Notes and the Securities Guarantees;

(3) the applicable law;

(4) any instrument governing Debt or Capital Stock of a Person acquired by Ventas, Inc. or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Debt, such Debt was permitted by Section 4.11 hereof;

(5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.10(a)(3);

(7) any agreement for the sale or other disposition of the stock or assets of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(8) Liens securing Debt otherwise permitted to be incurred by the Indenture or negative covenants with respect to Debt permitted to be secured by Liens that limit the right of the debtor to dispose of the assets subject to such Liens or permitted to be subject to such Liens;

(9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

(10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.11. Incurrence of Debt.

(a) Ventas, Inc. shall not, and shall not permit any Restricted Subsidiary to, incur any additional Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas, Inc.’s and its Restricted Subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with GAAP would be greater than 60% of the sum of (without duplication):

(1) the Total Assets of Ventas, Inc. and its Restricted Subsidiaries as of the end of the calendar quarter covered by Ventas, Inc.’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, as of the end of the calendar quarter covered by Ventas, Inc.’s most recent report filed with the Trustee) prior to the incurrence of such additional Debt (the “Measurement Date”); and

(2) the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire Real Estate Assets or mortgages receivable or used to reduce Debt), by Ventas, Inc. or any of its Restricted Subsidiaries on a consolidated basis since the Measurement Date (such sum of clauses (1) and (2) being collectively referred to as “Adjusted Total Assets”).

(b) In addition to the limitations in Section 4.11(a), Ventas, Inc. shall not, and shall not permit any Restricted Subsidiary to, incur any Secured Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas, Inc.’s and its Restricted Subsidiaries’ outstanding Secured Debt on a consolidated basis in accordance with GAAP is greater than 40% of Adjusted Total Assets.

(c) In addition to the limitations in Sections 4.11(a) and (b), Ventas, Inc. shall not, and shall not permit any Restricted Subsidiary to, incur any Debt (other than Permitted Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters ended on the Measurement Date shall have been less than 2.0x, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1) such Debt and any other Debt incurred by Ventas, Inc. and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had been incurred at the beginning of such period;

(2) the repayment or retirement of any other Debt by Ventas, Inc. and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate pro forma adjustments to, among other things, Consolidated Income Available for Debt Service, with respect to such acquisition being included in such pro forma calculation; and

(4) in the case of any acquisition or disposition by Ventas, Inc. or any of its Restricted Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate pro forma adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate in effect during the entire such four-quarter period had been the applicable rate for the entire such period; provided, however, that for purposes of calculating Annual Debt Service for Debt for which there is a corresponding Hedging Obligation, Annual Debt Service shall be calculated after giving effect to the Hedging Obligation.

Section 4.12. Maintenance of Total Unencumbered Assets. Ventas, Inc. and its Restricted Subsidiaries shall maintain Total Unencumbered Assets as of the end of each fiscal quarter of not less than 150% of the aggregate outstanding principal amount of Ventas, Inc.’s and its Restricted Subsidiaries’ Unsecured Debt as of the end of each fiscal quarter, all calculated on a consolidated basis in accordance with GAAP.

Section 4.13. Asset Sales.

(a) Ventas, Inc. shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Ventas, Inc. (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) the Fair Market Value is set forth in an Officers’ Certificate delivered to the Trustee; provided, however, that this clause (2) will not apply to sales of assets pursuant to contracts in effect on December 9, 2005; and

(3) at least 75% of the consideration received in the Asset Sale by Ventas, Inc. or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on Ventas, Inc.’s or such Restricted Subsidiaries’ most recent balance sheet, of Ventas, Inc. or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any related Guarantee) that are assumed by the transferee of any such assets but, except in the case of an Asset Sale to a Restricted Subsidiary of Ventas, Inc., only to the extent of the reduction in the amount of such liabilities on Ventas, Inc.’s consolidated balance sheet;

(B) any securities, notes or other obligations received by Ventas, Inc. or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Ventas, Inc. or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(C) the cash amount drawable by Ventas, Inc. under any irrevocable letter of credit provided to Ventas, Inc. as consideration for such Asset Sale (provided that such amount is drawn before the expiration of such irrevocable letter of credit); and

(D) any other consideration received in Asset Sales since December 9, 2005 that is designated by Ventas, Inc. as “Designated Cash Consideration”; provided, however, that the aggregate Fair Market Value of all Designated Cash Consideration does not exceed 10% of Consolidated Net Tangible Assets.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale or Qualified CMBS Transaction, Ventas, Inc. may apply those Net Proceeds:

(1) to repay Debt and other Obligations under a Credit Facility;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make a capital expenditure;

(4) to acquire or enter into a legally binding obligation to acquire Replacement Assets; or

(5) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Ventas, Inc. may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

(c) Any Net Proceeds from Asset Sales or Qualified CMBS Transactions that are not applied or invested as provided in Section 4.13(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $35.0 million, the Issuers will make an Asset Sale Offer or Qualified CMBS Transaction Offer, as applicable, pursuant to Section 3.11 hereof to all Holders of Notes and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in this Section 4.13 (including, without limitation, the holders of notes outstanding under the Issuers’ existing indentures) with respect to offers to purchase or redeem with the proceeds of sales of assets or in connection with securitizations to purchase the maximum principal amount of Notes and such other pari passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer or Qualified CMBS Transaction Offer will be equal to 100% of the principal amount of any Notes purchased plus accrued and unpaid interest thereon to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer or a Qualified CMBS Transaction Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Debt tendered pursuant to such Asset Sale Offer or Qualified CMBS Transaction Offer, as applicable, exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer and Qualified CMBS Transaction Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or Qualified CMBS Transaction Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale or Qualified CMBS Transaction provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale or Qualified CMBS Transaction provisions of the Indenture by virtue of such conflict.

Section 4.14. Transactions with Affiliates.

(a) Ventas, Inc. shall not, and shall not permit its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate or 10% Stockholder (each, an “Affiliate Transaction”), unless the Affiliate Transaction is on terms that are no less favorable to Ventas, Inc. or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Ventas, Inc. or such Restricted Subsidiary with an unrelated Person; provided, however, that for an Affiliate Transaction with an aggregate value of $10.0 million or more, at Ventas, Inc.’s option, either:

(1) a majority of the members of the Board of Directors of Ventas, Inc. who have no conflicting financial interest in the Affiliate Transaction shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Ventas, Inc.; or

(2) the Board of Directors of Ventas, Inc. shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair to Ventas, Inc. or the applicable Restricted Subsidiary from a financial point of view.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.14(a):

(1) directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

(2) performance of all agreements in existence on December 9, 2005 and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to Ventas, Inc. or any of its Restricted Subsidiaries than the original agreement in effect on December 9, 2005;

(3) customary transactions in connection with a Qualified CMBS Transaction;

(4) transactions between or among Ventas, Inc. and/or its Restricted Subsidiaries (other than any Permitted Joint Venture);

(5) transactions with a Person (other than a Permitted Joint Venture and its Subsidiaries) that is an Affiliate of Ventas, Inc. or any of its Restricted Subsidiaries solely because Ventas, Inc. or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

(6) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Ventas, Inc. or any of its Restricted Subsidiaries; and

(7) Restricted Payments that are permitted by Section 4.09 hereof.

Section 4.15. Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to purchase some or all (in principal amounts of $1,000 or an integral multiple of $1,000) of such Holder’s Notes pursuant to the offer described in Section 4.15(b) (the “Change of Control Offer”), unless, after giving pro forma effect to the Change of Control, (i) Moody’s and S&P shall have confirmed their ratings of the Notes at Ba3 or higher and BB- or higher, respectively, (ii) the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters ended on the most recent Measurement Date prior to the date of such Change of Control after such Change of Control is at least equal to the ratio of Consolidated Income Available for Debt Service to Annual Debt Service prior to such Change of Control and (iii) the Person formed by or surviving any consolidation or merger (if other than the

Partnership) or to which any sale, assignment, transfer, conveyance or other disposition has been made forming the basis of the Change of Control is principally engaged in a Permitted Business.

(b) Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest thereon to the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required, within 10 Business Days following a Change of Control, the Issuers shall mail a notice to each Holder describing the Change of Control and offering to repurchase Notes on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed. The notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the Change of Control Payment Date;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change in Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Issuers will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.15, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.15 by virtue of that compliance.

(c) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit the Change of Control Payment with the Paying Agent in respect of all Notes so accepted; and

(3) deliver to the Trustee the Notes accepted and an Officers’ Certificate stating the aggregate principal amount of all Notes purchased.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

(d) A third party, instead of the Issuers, may make the Change of Control Offer in compliance with the requirements set forth in this Section 4.15 and purchase all Notes properly tendered and not withdrawn. In addition, the Issuers shall not be obligated to make or consummate a Change of Control Offer if they have irrevocably elected to redeem all of the Notes pursuant to Section 3.09 and have not defaulted in their redemption obligations. The provisions under this Section 4.15 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding.

Section 4.16. Payments for Consent. Ventas, Inc. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17. Additional Guarantees. If Ventas, Inc. acquires or creates another Subsidiary after the date of the Second Supplemental Indenture, other than an Excluded Joint Venture or a Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Excluded Joint Venture or an Unrestricted Subsidiary, then that newly acquired or created Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver a customary Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created. The form of such supplemental indenture is attached as Exhibit B to this Second Supplemental Indenture.

Section 4.18. Restrictions on Activities of Ventas Capital. Ventas Capital may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, however, that Ventas Capital may be a co-obligor with respect to Debt if the Partnership is a primary obligor of such Debt and the net proceeds of such Debt are received by the Partnership or one or more of its Restricted Subsidiaries other than Ventas Capital.

Section 4.19. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of Ventas, Inc. may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default under the Indenture. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding investments owned by Ventas, Inc. and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.09 or Permitted Investments, as determined by Ventas, Inc. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Ventas, Inc. may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of Ventas, Inc. of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under Section 4.11 and 4.12 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence under the Indenture following such designation.

Section 4.20. Changes in Covenants When Notes Rated Investment Grade.

(a) If on any date following the date of the Second Supplemental Indenture:

(1) the Notes are rated either Baa3 or better by Moody’s or BBB- or better by S&P (the “Investment Grade Rating”) (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing under the Indenture,

then, beginning on that date, and subject to the provisions of Section 4.20(b) and (c) hereof, the following covenants will be suspended (subject to reinstatement as described in Section 4.20(b) hereof): Sections 4.09, 4.10, 4.11, 4.13, 4.14 and 4.15. The Issuers shall provide the Trustee with an Officers’ Certificate stating that the conditions set forth in clauses (1) and (2) above have been satisfied.

(b) Notwithstanding Section 4.20(a) hereof, if the Investment Grade Rating should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants shall be reinstituted as of and from the date of such rating decline. In that case, Section 4.09 shall be interpreted as if it had been in effect since December 9, 2005 except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while any such covenant was suspended.

(c) Notwithstanding Section 4.20(b) hereof, neither (1) the continued existence following the reinstatement of the foregoing covenants of facts and circumstances or obligations that were incurred or otherwise came into existence while the foregoing covenants were suspended nor (2) the performance of any such obligations, including the consummation of any transaction pursuant to, and on materially the same terms as, a contractual agreement in existence prior to the reinstatement of the foregoing covenants, shall constitute a breach of any such covenants or cause a Default or Event of Default thereunder; provided, however, that (A) Ventas, Inc. and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the reinstatement of the foregoing covenants and (B) Ventas, Inc. and its Restricted Subsidiaries did not reasonably believe that such incurrence or actions would result in such reinstatement. For purposes of clause (2) above, any increase in the consideration to be paid prior to such amendment or modification to the terms of an existing obligation following the reinstatement of the foregoing covenants that does not exceed 10% of the consideration that was to be paid prior to such amendment or modification shall not be deemed a “material” amendment or modification. For purposes of clauses (A) and (B) above, anticipation and reasonable belief may be determined by Ventas, Inc. and shall be conclusively evidenced by a board resolution to such effect adopted by the Board of Directors of Ventas, Inc. The Board of Directors of Ventas, Inc. in making its determination may, but need not, consult with Moody’s or S&P, as applicable.

(d) If on any date following the date of the Second Supplemental Indenture:

(1) the Notes are rated both Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing under the Indenture,

then, beginning on that day, and subject to the provisions of Section 4.20(e) and (f) hereof, the following covenants will no longer be applicable to the Notes (subject to reinstatement of Section 4.11 as described in Section 4.20(e) hereof): Sections 4.09, 4.10, 4.11, 4.13, 4.14 and 4.15. The Issuers shall provide the Trustee with an Officers’ Certificate stating that the conditions set forth in clauses (1) and (2) above have been satisfied.

(e) Notwithstanding Section 4.20(d) hereof, if the rating assigned by both rating agencies specified in Section 4.20(d)(1) hereof should subsequently decline to below Baa3 and BBB-, respectively, Section 4.11 shall be reinstituted as of and from the date of such ratings decline.

(f) Notwithstanding Section 4.20(e) hereof, neither (1) the continued existence following the reinstatement of Section 4.11 of facts and circumstances or obligations that were incurred or otherwise came into existence while Section 4.11 was suspended nor (2) the performance of any such obligations, including the consummation of any transaction pursuant to, and on materially the same terms as, a contractual agreement in existence prior to the reinstatement of Section 4.11, shall constitute a breach of Section 4.11 or cause a Default or Event of Default thereunder; provided, however, that (A) Ventas, Inc. and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the reinstatement of Section 4.11 and (B) Ventas, Inc. and its Restricted Subsidiaries did not reasonably believe that such incurrence or actions would result in such reinstatement. For purposes of clause (2) above, any increase in the consideration to be paid prior to such amendment or modification to the terms of an existing obligation following the reinstatement of Section 4.11 that does not exceed 10% of the consideration that was to be paid prior to such amendment or modification shall not be deemed a “material” amendment or modification. For purposes of clauses (A) and (B) above, anticipation and reasonable belief may be determined by Ventas, Inc. and shall be conclusively evidenced by a board resolution to such effect adopted by the Board of Directors of Ventas, Inc. The Board of Directors of Ventas, Inc. in making its determination may, but need not, consult with Moody’s and S&P.”

ARTICLE IV

SUCCESSORS

Amendments to Section 5.01. Pursuant to Section 2.02(14) of the Base Indenture, Section 5.01 of the Base Indenture is hereby amended with respect to the Notes by deleting the word “and” from the end of clause (2) thereof, deleting the “.” at the end of clause (3) thereof and replacing it with the phrase “under the Indenture; and” and adding to the end the following new clause (4) thereof to read as follows:

“(4) Ventas, Inc. or the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.11.”

ARTICLE V

DEFAULTS AND REMEDIES

Amendments to Section 6.01. Pursuant to Section 2.02(14) of the Base Indenture, Section 6.01 of the Base Indenture is hereby amended with respect to the Notes by deleting the “or” at the end of clause (8), deleting clause (9), and adding to the end the following new clauses (9) and (10), in each case to read as follows:

“(9) Ventas, Inc. or its Restricted Subsidiaries fail to make or consummate a Change of Control Offer following a Change of Control when required under Section 4.15; or

(10) final judgments aggregating in excess of $50.0 million (exclusive of amounts covered by insurance) are entered against Ventas, Inc. and its Restricted Subsidiaries and are not paid, discharged or stayed for a period of 60 days.”

Construction of Sections 6.04 and 6.07. The references in Sections 6.04 and 6.07 of the Base Indenture to an “offer to purchase” when used with respect to the Notes shall be deemed to include a Change of Control Offer, Asset Sale Offer and CMBS Qualified Transaction Offer made in accordance with Section 3.11 and Section 4.13 or Section 4.15 of the Indenture.

ARTICLE VI

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Applicability of Defeasance Provisions. Pursuant to Sections 2.02(17) and 8.01 of the Base Indenture, so long as any of the Notes are Outstanding, Sections 8.02 and 8.03 of the Base Indenture shall be applicable to the Notes.

Determinations Under Section 8.03. For the purposes of Sections 2.02(17) and 8.03 of the Base Indenture, Section 8.03 of the Base Indenture shall apply to Sections 4.09 through 4.19, inclusive, and clause (4) of Section 5.01 of the Indenture.

Determination Under Section 8.07. For the purposes of Sections 8.07 and 11.02 of the Base Indenture, the provisions of Section 8.07 of the Base Indenture shall apply to the Notes.

ARTICLE VII

GUARANTEES

Applicability of and Determinations Under Guarantee Provisions.

(a) Pursuant to Sections 2.02(1) and 10.01 of the Base Indenture, so long as any of the Notes are Outstanding, Article 10 shall be applicable to the Notes.

(b) In the event that the Issuers create or acquire any Restricted Subsidiary after the date of this Second Supplemental Indenture, if required by Section 4.17 of the Indenture, the Issuers will cause such Restricted Subsidiary to comply with the provisions of Section 4.17 of the Indenture and Article VII of the Second Supplemental Indenture, to the extent applicable.

(c) To evidence its Guarantee in accordance with Section 10.03 of the Indenture, each of the Guarantors listed on Schedule II hereto and each additional Guarantor pursuant to Section 4.17 of the Indenture agrees that a notation of such Guarantee substantially in the form attached as Exhibit C hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that the Indenture has been or will be executed on behalf of such Guarantor by one of its Officers.

Amendment to Article 10. Pursuant to Section 2.02(1) of the Base Indenture, Article 10 of the Base Indenture is hereby amended with respect to the Notes by adding to the end the following new Sections 10.05 and 10.06, in each case to read as follows:

“Section 10.05. Releases Following Sale of Assets. The Securities Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor in accordance with the provisions of (1) or (2) below shall not be required to assume the obligations of any such Guarantor:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary (other than a Permitted Joint Venture) of Ventas, Inc., if the sale or other disposition complies with Section 4.13;

(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary (other than a Permitted Joint Venture) of Ventas, Inc., if the sale complies with Section 4.13;

(3) if the Issuers or Ventas, Inc. designate any Restricted Subsidiary that is a Guarantor to be an Excluded Joint Venture or an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(4) in the event that the Issuers exercise their discharge or full defeasance options pursuant to Article 8.

Any Guarantor not released from its obligations under its Securities Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article 10.

Section 10.06. Releases Following Investment Grade Ratings. If, on any date following the date of the Second Supplemental Indenture:

(1) the Notes are rated both Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” as that term is used in Rule l5c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency);

(2) each rating agency specified in clause (1) above provides written notice to the Issuers and the Trustee stating that the release of all of the Securities Guarantees will not cause the rating assigned to the Notes by such rating agency to decline to below Baa3 or BBB-, as applicable; and

(3) no Default or Event of Default shall have occurred and be continuing under the Indenture,

then, beginning on that day, the Securities Guarantee of each Guarantor will be released. The Issuers shall provide the Trustee with an Officers’ Certificate stating that the conditions set forth in clauses (1), (2) and (3) above have been satisfied.”

ARTICLE VIII

MISCELLANEOUS

Determination Under Section 13.10. For the purposes of Section 13.10 of the Base Indenture, the agreements of each Guarantor will bind its successors except as otherwise provided in Article 10 of the Base Indenture, as supplemented by Article VII of this Supplemental Indenture.

Application of Supplemental Indenture; Ratification.

(a) Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture.

(b) The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as the same instrument.

(c) In the event of any conflict between this Supplemental Indenture and the Base Indenture, the provisions of this Supplemental Indenture shall prevail.

Benefits of Supplemental Indenture. Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any Person other than a Holder of the Notes, the Issuers, the Guarantors or the Trustee any right or interest to avail itself of any benefit under any provision of the Base Indenture or this Supplemental Indenture.

Effective Date. This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

VENTAS REALTY, LIMITED PARTNERSHIP

By:	Ventas, Inc., its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

VENTAS CAPITAL CORPORATION

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President and Secretary

GUARANTORS

VENTAS, INC.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

VENTAS HEALTHCARE PROPERTIES, INC.
VENTAS FRAMINGHAM, LLC
VENTAS SUN LLC
VENTAS CAL SUN, LLC
VENTAS PROVIDENT, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS LP REALTY, L.L.C.

By:	Ventas, Inc., its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

VENTAS TRS, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President

ELDERTRUST
ET CAPITAL CORP.
ET SUB-LOPATCONG, L.L.C.
ET PENNSBURG FINANCE, L.L.C.
ET SUB-PLEASANT VIEW, L.L.C.
ET SUB-SMOB, L.L.C.
ET WAYNE FINANCE, L.L.C.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-BERKSHIRE LIMITED PARTNERSHIP

By:	ET Berkshire, LLC, its General Partner
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET BERKSHIRE, LLC
ET SUB-HERITAGE WOODS, L.L.C.
ET GENPAR, L.L.C.
ET SUB-LACEY I, L.L.C.
ET LEHIGH, LLC
ET SUB-PHILLIPSBURG I, L.L.C.
ET SANATOGA, LLC

By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-HIGHGATE, L.P.
ET SUB-RITTENHOUSE LIMITED PARTNERSHIP, L.L.P.
ET SUB-RIVERVIEW RIDGE LIMITED PARTNERSHIP, L.L.P.
ET SUB-WILLOWBROOK LIMITED PARTNERSHIP, L.L.P.
ET SUB-WOODBRIDGE, L.P.

By:	ET GENPAR, L.L.C., its General Partner

By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-LEHIGH LIMITED PARTNERSHIP

By:	ET Lehigh, LLC, its General Partner
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-PENNSBURG MANOR LIMITED PARTNERSHIP, L.L.P.

By:	ET Pennsburg Finance, L.L.C., its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-SANATOGA LIMITED PARTNERSHIP

By:	ET Sanatoga, LLC, its General Partner
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-WAYNE I LIMITED PARTNERSHIP, L.L.P.

By:	ET Wayne Finance, L.L.C., its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET WAYNE FINANCE, INC.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Chairman, Executive Vice President and Secretary

PSLT GP, LLC

By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

PSLT OP, L.P.

By:	PSLT GP, LLC, its General Partner
By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

PSLT-BLC PROPERTIES HOLDINGS, LLC
PSLT-ALS PROPERTIES HOLDINGS, LLC

By:	PSLT OP, L.P., its Sole Member
By:	PSLT GP, LLC, its General Partner
By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE LIVING COMMUNITIES OF ARIZONA-EM, LLC
BROOKDALE LIVING COMMUNITIES OF CALIFORNIA, LLC
BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-RC, LLC
BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-SAN MARCOS, LLC
BROOKDALE LIVING COMMUNITIES OF ILLINOIS-2960, LLC
BROOKDALE LIVING COMMUNITIES OF ILLINOIS-II, LLC
BROOKDALE HOLDINGS, LLC
BROOKDALE LIVING COMMUNITIES OF MASSACHUSETTS-RB, LLC
BROOKDALE LIVING COMMUNITIES OF MINNESOTA, LLC
BROOKDALE LIVING COMMUNITIES OF NEW YORK-GB, LLC
BROOKDALE LIVING COMMUNITIES OF WASHINGTON-PP, LLC

By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
By:	PSLT OP, L.P., its Sole Member
By:	PSLT GP, LLC, its General Partner
By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BLC OF CALIFORNIA-SAN MARCOS, L.P.

By:	Brookdale Living Communities of California-San Marcos, LLC, its General Partner
By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
By:	PSLT OP, L.P., its Sole Member
By:	PSLT GP, LLC, its General Partner
By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

THE PONDS OF PEMBROKE LIMITED PARTNERSHIP
RIVER OAKS PARTNERS

By:	Brookdale Holdings, LLC, its General Partner
By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
By:	PSLT OP, L.P., its Sole Member
By:	PSLT GP, LLC, its General Partner
By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

PSLT-ALS PROPERTIES I, LLC

By:	PSLT-ALS Properties Holdings, LLC, its Sole Member
By:	PSLT OP, L.P., its Sole Member
By:	PSLT GP, LLC, its General Partner
By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President,
General Counsel and Corporate Secretary

VTRLTH MAB I, LLC
VTRLTH MAB II, LLC
VSCRE HOLDINGS, LLC
UNITED REHAB REALTY HOLDING, LLC
BCC MARTINSBURG REALTY, LLC
BCC ONTARIO REALTY, LLC
BCC MEDINA REALTY, LLC
BCC WASHINGTON TOWNSHIP REALTY, LLC
EC TIMBERLIN PARC REALTY, LLC
EC HALCYON REALTY, LLC
EC HAMILTON PLACE REALTY, LLC
EC LEBANON REALTY, LLC

BCC ALTOONA REALTY, LLC
BCC ALTOONA REALTY GP, LLC
BCC READING REALTY, LLC
BCC READING REALTY GP, LLC
BCC BERWICK REALTY, LLC
BCC BERWICK REALTY GP, LLC
BCC LEWISTOWN REALTY, LLC
BCC LEWISTOWN REALTY GP, LLC
BCC STATE COLLEGE REALTY, LLC
BCC STATE COLLEGE REALTY GP, LLC
SHIPPENSBURG REALTY HOLDINGS, LLC
BCC SHIPPENSBURG REALTY, LLC
IPC (AP) HOLDING LLC
AL (AP) HOLDING LLC
ALLISON PARK NOMINEE LLC
IPC (HCN) HOLDING LLC
AL (HCN) HOLDING LLC
BLOOMSBURG NOMINEE LLC
SAGAMORE HILLS NOMINEE LLC
LEBANON NOMINEE LLC
KNOXVILLE NOMINEE LLC
KINGSPORT NOMINEE LLC
HENDERSONVILLE NOMINEE LLC
SAXONBURG NOMINEE LLC
LOYALSOCK NOMINEE LLC
IPC (MT) HOLDING LLC
AL (MT) HOLDING LLC
LEWISBURG NOMINEE LLC
LIMA NOMINEE LLC
XENIA NOMINEE LLC
CHIPPEWA NOMINEE, LLC
DILLSBURG NOMINEE LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

BCC ALTOONA REALTY, LP

By:	BCC Altoona Realty GP, LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

BCC READING REALTY, LP

By:	BCC Reading Realty GP, LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

BCC BERWICK REALTY, LP

By:	BCC Berwick Realty GP, LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

BCC LEWISTOWN REALTY, LP

By:	BCC Lewistown Realty GP, LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President,
General Counsel and Secretary

BCC STATE COLLEGE REALTY, LP

By:	BCC State College Realty GP, LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President,
General Counsel and Secretary

ALLISON PARK NOMINEE LP

By:	Allison Park Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

BLOOMSBURG NOMINEE LP

By:	Bloomsburg Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

SAGAMORE HILLS NOMINEE LP

By:	Sagamore Hills Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President,
General Counsel and Secretary

LEBANON NOMINEE LP

By:	Lebanon Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

KINGSPORT NOMINEE LP

By:	Kingsport Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

KNOXVILLE NOMINEE LP

By:	Knoxville Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

HENDERSONVILLE NOMINEE LP

By:	Hendersonville Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

SAXONBURG NOMINEE LP

By:	Saxonburg Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

LOYALSOCK NOMINEE LP

By:	Loyalsock Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President,
General Counsel and Secretary

LEWISBURG NOMINEE LP

By:	Lewisburg Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

LIMA NOMINEE LP

By:	Lima Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

XENIA NOMINEE LP

By:	Xenia Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

CHIPPEWA NOMINEE LP

By:	Chippewa Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

DILLSBURG NOMINEE LP

By:	Dillsburg Nominee LLC, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Secretary

VENTAS CARROLL MOB, LLC
VENTAS DASCO MOB HOLDINGS, LLC
VENTAS MO HOLDINGS, LLC
VENTAS MOB HOLDINGS, LLC
VENTAS UNIVERSITY MOB, LLC
VENTAS NEXCORE HOLDINGS, LLC
VENTAS BROADWAY MOB, LLC
VENTAS CASPER HOLDINGS, LLC
SZR US INVESTMENTS, INC.

VENTAS SSL HOLDINGS, INC.
VENTAS SSL ONTARIO III, INC.
SZR MISSISSAUGA INC.
VENTAS SSL LYNN VALLEY, INC.
SZR MARKHAM INC.
VENTAS SSL BEACON HILL, INC.
SZR RICHMOND HILL INC.
VENTAS SSL ONTARIO II, INC.
VENTAS GRANTOR TRUST #2
SZR WINDSOR INC.
SZR OAKVILLE INC.
VENTAS SSL VANCOUVER, INC.
VENTAS OF VANCOUVER LIMITED
SZR OF BURLINGTON INC.
VENTAS GRANTOR TRUST #1
VENTAS SSL, INC.
VENTAS SSL HOLDINGS, LLC
VENTAS REIT US HOLDINGS, INC.
SZR US UPREIT THREE, LLC
SZR SCOTTSDALE, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President and Secretary

SZR ACQUISITIONS, LLC
SZR COLUMBIA, LLC
SZR WILLOWBROOK, LLC
SZR NORWOOD, LLC
SZR ROCKVILLE LLC
SZR SAN MATEO LLC

By:	SZR US Investments, Inc., its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President and Secretary

SZR LINCOLN PARK, LLC
SZR NORTH HILLS, LLC
SZR WESTLAKE VILLAGE LLC
SZR YORBA LINDA LLC

By:	SZR US UPREIT THREE, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President and Secretary

VENTAS CENTER MOB, LLC

By:	Ventas MO Holdings, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President and Secretary

MAB PARENT LLC

By:	Ventas MOB Holdings, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President

Schedule II

Guarantors

VENTAS, INC.

VENTAS HEALTHCARE PROPERTIES, INC.

VENTAS FRAMINGHAM, LLC

VENTAS SUN LLC

VENTAS CAL SUN, LLC

VENTAS PROVIDENT, LLC

VENTAS LP REALTY, L.L.C.

VENTAS TRS, LLC

ELDERTRUST

ET CAPITAL CORP.

ET SUB-LOPATCONG, L.L.C.

ET PENNSBURG FINANCE, L.L.C.

ET SUB-PLEASANT VIEW, L.L.C.

ET SUB-SMOB, L.L.C.

ET WAYNE FINANCE, L.L.C.

ET SUB-BERKSHIRE LIMITED PARTNERSHIP

ET BERKSHIRE, LLC

ET SUB-HERITAGE WOODS, L.L.C.

ET GENPAR, L.L.C.

ET SUB-LACEY I, L.L.C.

ET LEHIGH, LLC

ET SUB-PHILLIPSBURG I, L.L.C.

ET SANATOGA, LLC

ET SUB-HIGHGATE, L.P.

ET SUB-RITTENHOUSE LIMITED PARTNERSHIP, L.L.P.

ET SUB-RIVERVIEW RIDGE LIMITED PARTNERSHIP, L.L.P.

ET SUB-WILLOWBROOK LIMITED PARTNERSHIP, L.L.P.

ET SUB-WOODBRIDGE, L.P.

ET SUB-LEHIGH LIMITED PARTNERSHIP

ET SUB-PENNSBURG MANOR LIMITED PARTNERSHIP, L.L.P.

ET SUB-SANATOGA LIMITED PARTNERSHIP

ET SUB-WAYNE I LIMITED PARTNERSHIP, L.L.P.

ET WAYNE FINANCE, INC.

PSLT GP, LLC

PSLT OP, L.P.

PSLT-BLC PROPERTIES HOLDINGS, LLC

PSLT-ALS PROPERTIES HOLDINGS, LLC

BROOKDALE LIVING COMMUNITIES OF ARIZONA-EM, LLC

II-1

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA, LLC

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-RC, LLC

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-SAN MARCOS, LLC

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-2960, LLC

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-II, LLC

BROOKDALE HOLDINGS, LLC

BROOKDALE LIVING COMMUNITIES OF MASSACHUSETTS-RB, LLC

BROOKDALE LIVING COMMUNITIES OF MINNESOTA, LLC

BROOKDALE LIVING COMMUNITIES OF NEW YORK-GB, LLC

BROOKDALE LIVING COMMUNITIES OF WASHINGTON-PP, LLC

BLC OF CALIFORNIA-SAN MARCOS, L.P.

THE PONDS OF PEMBROKE LIMITED PARTNERSHIP

RIVER OAKS PARTNERS

PSLT-ALS PROPERTIES I, LLC

VTRLTH MAB I, LLC

VTRLTH MAB II, LLC

VSCRE HOLDINGS, LLC

UNITED REHAB REALTY HOLDING, LLC

BCC MARTINSBURG REALTY, LLC

BCC ONTARIO REALTY, LLC

BCC MEDINA REALTY, LLC

BCC WASHINGTON TOWNSHIP REALTY, LLC

EC TIMBERLIN PARC REALTY, LLC

EC HALCYON REALTY, LLC

EC HAMILTON PLACE REALTY, LLC

EC LEBANON REALTY, LLC

BCC ALTOONA REALTY, LLC

BCC ALTOONA REALTY GP, LLC

BCC READING REALTY, LLC

BCC READING REALTY GP, LLC

BCC BERWICK REALTY, LLC

BCC BERWICK REALTY GP, LLC

BCC LEWISTOWN REALTY, LLC

BCC LEWISTOWN REALTY GP, LLC

BCC STATE COLLEGE REALTY, LLC

BCC STATE COLLEGE REALTY GP, LLC

SHIPPENSBURG REALTY HOLDINGS, LLC

BCC SHIPPENSBURG REALTY, LLC

IPC (AP) HOLDING LLC

AL (AP) HOLDING LLC

ALLISON PARK NOMINEE LLC

IPC (HCN) HOLDING LLC

AL (HCN) HOLDING LLC

BLOOMSBURG NOMINEE LLC

SAGAMORE HILLS NOMINEE LLC

LEBANON NOMINEE LLC

KNOXVILLE NOMINEE LLC

KINGSPORT NOMINEE LLC

HENDERSONVILLE NOMINEE LLC

A-2

SAXONBURG NOMINEE LLC

LOYALSOCK NOMINEE LLC

IPC (MT) HOLDING LLC

AL (MT) HOLDING LLC

LEWISBURG NOMINEE LLC

LIMA NOMINEE LLC

XENIA NOMINEE LLC

CHIPPEWA NOMINEE, LLC

DILLSBURG NOMINEE LLC

BCC READING REALTY, LP

BCC BERWICK REALTY, LP

BCC LEWISTOWN REALTY, LP

BCC STATE COLLEGE REALTY, LP

ALLISON PARK NOMINEE LP

BLOOMSBURG NOMINEE LP

SAGAMORE HILLS NOMINEE LP

LEBANON NOMINEE LP

KINGSPORT NOMINEE LP

KNOXVILLE NOMINEE LP

HENDERSONVILLE NOMINEE LP

SAXONBURG NOMINEE LP

LOYALSOCK NOMINEE LP

LEWISBURG NOMINEE LP

LIMA NOMINEE LP

XENIA NOMINEE LP

CHIPPEWA NOMINEE LP

DILLSBURG NOMINEE LP

VENTAS CARROLL MOB, LLC

VENTAS DASCO MOB HOLDINGS, LLC

VENTAS MO HOLDINGS, LLC

VENTAS MOB HOLDINGS, LLC

VENTAS UNIVERSITY MOB, LLC

VENTAS NEXCORE HOLDINGS, LLC

VENTAS BROADWAY MOB, LLC

VENTAS CASPER HOLDINGS, LLC

SZR US INVESTMENTS, INC.

VENTAS SSL HOLDINGS, INC.

VENTAS SSL ONTARIO III, INC.

SZR MISSISSAUGA INC.

VENTAS SSL LYNN VALLEY, INC.

SZR MARKHAM INC.

VENTAS SSL BEACON HILL, INC.

SZR RICHMOND HILL INC.

VENTAS SSL ONTARIO II, INC.

VENTAS GRANTOR TRUST #2

SZR WINDSOR INC.

SZR OAKVILLE INC.

VENTAS SSL VANCOUVER, INC.

VENTAS OF VANCOUVER LIMITED

A-3

SZR OF BURLINGTON INC.

VENTAS GRANTOR TRUST #1

VENTAS SSL, INC.

VENTAS SSL HOLDINGS, LLC

VENTAS REIT US HOLDINGS, INC.

SZR US UPREIT THREE, LLC

SZR SCOTTSDALE, LLC

SZR ACQUISITIONS, LLC

SZR COLUMBIA, LLC

SZR WILLOWBROOK, LLC

SZR NORWOOD, LLC

SZR ROCKVILLE LLC

SZR SAN MATEO LLC

SZR LINCOLN PARK, LLC

SZR NORTH HILLS, LLC

SZR WESTLAKE VILLAGE LLC

SZR YORBA LINDA LLC

VENTAS CENTER MOB, LLC

MAB PARENT LLC

A-4

[FORM OF NOTE]

[Face of Note]

CUSIP# 92276MAU9

6 1/2% Senior Note due 2016

No.	$

VENTAS REALTY, LIMITED PARTNERSHIP

AND

VENTAS CAPITAL CORPORATION

promises to pay to CEDE & CO. or registered assigns, the principal sum of              Dollars on June 1, 2016.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Dated:             , 20

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER(S).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF

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THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER(S) OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: C/O VENTAS, INC., 10350 ORMSBY PARK PLACE, SUITE 300, LOUISVILLE, KENTUCKY 40223, ATTENTION: T. RICHARD RINEY, GENERAL COUNSEL

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VENTAS REALTY, LIMITED PARTNERSHIP
By:	Ventas, Inc., its General Partner

By:
Name:
Title:

By:
Name:
Title:

VENTAS CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

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This is one of the Securities of the

series designated therein referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[Back of Note]

6  1/2% Senior Notes due 2016

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Ventas Realty, Limited Partnership and Ventas Capital Corporation (collectively, the “Issuers”) promise to pay interest on the principal amount of this Note at 6.500% per annum from December 1, 2008 until maturity. The Issuers will pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 1, 2008; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2009. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; the Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 (each, a “Record Date”) next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

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(4) Indenture. The Issuers issued the Notes under an indenture, dated as of September 19, 2006 (the “Base Indenture”), as amended by the Second Supplemental Indenture, dated as of April 13, 2009 (the “Second Supplemental Indenture” and, together with the Base Indenture and as the Base Indenture and the Second Supplemental Indenture may be further amended and supplemented from time to time, the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers.

(5) Optional Redemption. (a) The Issuers may redeem the Notes at any time prior to June 1, 2011, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, (ii) accrued and unpaid interest thereon to the redemption date and (iii) the Make-Whole Amount, if any (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Issuers may also redeem the Notes at any time on or after June 1, 2011, in whole or from time to time in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on June 1 of each of the years indicated below:

Year	Percentage
2011	103.250%
2012	102.167%
2013	101.083%
2014 and thereafter	100.000%

(b) Notwithstanding the provisions of clause (a) of this Section 5, at any time prior to June 1, 2009, the Issuers may redeem, on any one or more occasions, with all or a portion of the net cash proceeds of one or more Equity Offerings (within 60 days of the consummation of any such Equity Offering), up to 35% of the aggregate principal amount of the Notes originally issued under the Second Supplemental Indenture at a redemption price (expressed as a percentage of the aggregate principal amount of Notes so redeemed) equal to 106.500%, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), provided, however, that at least 65% of the original aggregate principal amount of the Notes originally issued under the Second Supplemental Indenture remains outstanding immediately after the occurrence of each such redemption.

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(c) Any redemption of the Notes shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

(6) Mandatory Redemption.

The Issuers will not be required to make mandatory redemption payments with respect to the Notes.

(7) Repurchase at Option of Holder.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to purchase some or all (in principal amounts of $1,000 or an integral multiple of $1,000) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), unless, after giving pro forma effect to the Change of Control, (i) Moody’s and S&P shall have confirmed their ratings of the Notes at Ba3 or higher and BB- or higher, respectively, (ii) the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters ended on the most recent Measurement Date prior to the date of such Change of Control after such Change of Control is at least equal to the ratio of Consolidated Income Available for Debt Service to Annual Debt Service prior to such Change of Control and (iii) the Person formed by or surviving any consolidation or merger (if other than the Partnership) or to which any sale, assignment, transfer, conveyance or other disposition has been made forming the basis of the Change of Control is principally engaged in a Permitted Business.

Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required, within 10 Business Days following a Change of Control, the Issuers shall mail a notice to each holder describing the Change of Control and offering to repurchase Notes on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed.

(b) If Ventas, Inc. or a Restricted Subsidiary consummates any Asset Sales or Qualified CMBS Transactions and the aggregate amount of Excess Proceeds exceeds $35.0 million, the Issuers will commence an offer to all Holders of Notes and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in Section 4.13 of the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer” or “Qualified CMBS Transaction Offer,” as the case may be) or in connection with securitizations to purchase the maximum principal amount of Notes and other pari passu Debt that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the

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closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Debt tendered pursuant to an Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, is less than the Excess Proceeds, the Issuers may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Debt to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer or a Qualified CMBS Transaction Offer, as the case may be, from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form, attached hereto, entitled “Option of Holder to Elect Purchase.”

(8) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Securities Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then Outstanding Securities affected by such amendment or supplemental indenture voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Securities Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Securities affected thereby voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Securities Guarantees or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuers’ obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets; add additional Guarantees with

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respect to the Notes; secure the Notes; to make any other change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with requirements of the Commission in order to effect or maintain the qualification of the applicable Indenture under the Trust Indenture Act.

(12) Defaults and Remedies. Events of Default with respect to the Notes include: (i) default in the payment of principal or any premium on the Notes when due and payable; (ii) default in the payment of interest on the Notes within 30 days after the applicable due date; (iii) failure to make or consummate a Change of Control Offer following a Change of Control when required under Section 4.15 of the Indenture; (iv) breach of any other term of the Indenture for 60 days after receipt of a notice of Default stating the Issuers are in breach; (v) certain final judgments are entered against Ventas, Inc. and its Restricted Subsidiaries and are not paid, discharged or stayed for a period of 60 days; (vi) default under any of certain Debt of Ventas, Inc. and its Restricted Subsidiaries, which default results in the acceleration of the maturity of such indebtedness, unless such other Debt is discharged, or the acceleration is rescinded or annulled, within 10 days after Ventas, Inc. or its Restricted Subsidiaries receives notice of the default; and (vii) certain events in bankruptcy, insolvency or reorganization occur with respect to Ventas, Inc. or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare the entire principal amount of the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, the Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default in the payment of principal, premium, if any, or interest) if and so long as it determines that withholding notice is in the interest of the Holders of the Notes. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or its Affiliates as if it were not the Trustee.

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(14) No Recourse Against Others. No director, officer, employee or stockholder of Ventas, Inc. or any of its Subsidiaries, as such, will have any liability for any obligations of Ventas, Inc. or any of its Subsidiaries under the Notes or the Indenture based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Notes.

(15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Ventas Realty, Limited Partnership

Ventas Capital Corporation

c/o Ventas, Inc.

10350 Ormsby Park Place, Suite 300

Louisville, Kentucky 40223

Attention: General Counsel

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or Tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or 4.15 of the Indenture, check the appropriate box below:

☐  Section 4.13            ☐  Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[1]	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of             , 20    , among                                      (the “Guaranteeing Subsidiary”), Ventas Realty, Limited Partnership, a Delaware limited partnership, and Ventas Capital Corporation, a Delaware corporation (collectively, the “Issuers”), the other Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of September 19, 2006 (the “Base Indenture”), as amended by the Second Supplemental Indenture, dated as of April 13, 2009 (the “Second Supplemental Indenture” and, together with the Base Indenture and as the Base Indenture and the Second Supplemental Indenture may be further amended and supplemented from time to time, the “Indenture”), providing for the issuance of 6 1/2% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (the “Securities Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Subject to Article 10 of the Indenture, the Guaranteeing Subsidiary hereby, jointly and severally with all other Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(i) the principal of, and premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor, other than payment in full of all Obligations under the Notes.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

(d) This Securities Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Securities Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Securities Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Securities Guarantee.

(h) The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Securities Guarantee.

(i) In accordance with Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance law, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this Securities Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Securities Guarantee will not constitute a fraudulent transfer or conveyance.

3. Execution and Delivery. The Guaranteeing Subsidiary agrees that this Securities Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Securities Guarantee.

4. Guaranteeing Subsidiary may Consolidate, etc., on Certain Terms.

(a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not the Guaranteeing Subsidiary is the surviving Person) another Person, other than the Issuers or another Guarantor unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) subject to Section 10.05 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all of the obligations of the Guaranteeing Subsidiary under the Indenture and this Securities Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of this Securities Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Securities Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Securities Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Securities Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Securities Guarantees had been issued at the date of the execution hereof.

(c) Except as set forth in Articles 4 and 5 and Section 10.04 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of the Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Issuers or another Guarantor.

5. Releases.

(a) The Securities Guarantee of a Guaranteeing Subsidiary shall be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guaranteeing Subsidiary under those circumstances specified in Section 10.05 of the Indenture shall not be required to assume the obligations of such Guaranteeing Subsidiary. The Securities Guarantee of a Guaranteeing Subsidiary shall also be released in accordance with the provisions of Section 10.06 of the Indenture. Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel stating that the provisions of Section 10.05 or Section 10.06, as applicable, of the Indenture have been complied with, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiary from its obligations under this Securities Guarantee.

(b) Any Guarantor not released from its obligations under its Securities Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or the Guaranteeing Subsidiary under the Notes, this Securities Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

VENTAS REALTY, LIMITED PARTNERSHIP By: Ventas, Inc., its General Partner

By:
Name:
Title:

VENTAS CAPITAL CORPORATION

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

EXHIBIT C

[FORM OF NOTATION OF SECURITIES GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture hereinafter referred to) has, jointly and severally, unconditionally guaranteed to the extent set forth in, and subject to the provisions of, an indenture dated as of September 19, 2006 (the “Base Indenture”), as amended by the Second Supplemental Indenture, dated as of April 13, 2009 (the “Second Supplemental Indenture” and, together with the Base Indenture and as the Base Indenture and the Second Supplemental Indenture may be further amended and supplemented from time to time, the “Indenture”) among Ventas Realty, Limited Partnership and Ventas Capital Corporation (collectively, the “Issuers”), the Guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), providing for the issuance of 6 1/ 2% Senior Notes due 2016, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

[Name of Guarantor(s)]

By:
Name:
Title:

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